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                                 EXHIBIT NO. 10
                                 --------------

                        SEPARATION AGREEMENT AND GENERAL

                       RELEASE, DATED APRIL 28, 1995,

                    BETWEEN THE REGISTRANT AND MICHAEL MURR,

                       FORMERLY CHIEF INVESTMENT OFFICER
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                    SEPARATION AGREEMENT AND GENERAL RELEASE
                    ----------------------------------------

1. I, MICHAEL MURR ("Employee"), accept the severance of my employment from Progressive Partners, Inc. ("Progressive") effective April 28, 1995 (the "Separation Date"), in accordance with the terms of this Agreement. In accepting the consideration noted in Paragraph 2 below, Employee releases Progressive and its affiliated companies, their officers, directors, employees and agents, from all actions, suits, claims, and demands in law or equity, that Employee ever had or now has, by reason of any matter, cause, or thing, and particularly any claims relating in any way to Employee's employment relationship or the termination of Employee's employment relationship with Progressive, including, without limitation, any claim under the Age Discrimination in Employment Act, any claim arising under any federal, state, or local law and any common law claim, but excepting those matters described in Paragraph 2 below.

2. In full consideration of Employee signing this Agreement and for the covenants contained herein, Progressive hereby agrees to the following:

         A. Employee shall be paid One Million One Hundred Fifty Thousand Dollars ($1,150,000) (the "Severance Amount"), less all applicable withholding taxes, in one (1) lump-sum payment.
                 The Severance Amount shall be paid to Employee within ten (10) days of the execution of this Agreement.

         B. Employee shall be paid for credited but unused vacation time determined as of the Separation Date with such payment to be made within ten (10) days of the Separation Date.

3. Other than the rights specified in 2 above, Employee waives any and all rights he now has or might hereafter have acquired to, and acknowledges the forfeiture of, any and all rights under The Progressive Corporation 1994 and 1995 Executive Bonus Plans, The Progressive Partners Stock Option Plan, The Progressive Corporation 1989 Incentive Plan, The Progressive Corporation Separation Allowance Plan, The Progressive Corporation Executive Deferred Compensation Plan, and to any other compensation or bonus Employee may have received had Employee remained employed by Progressive.

4. Employee shall make best efforts to remove all personal items from his office at the earliest practical time, provided that such removal shall occur during normal weekday business hours.

5. Each party's obligations shall terminate in the event the other party breaches any of his or its obligations or representations under this Agreement.





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6.       Employee hereby agrees that neither Employee nor any person, organization, or other entity acting on Employee's behalf will communicate or permit to be communicated, either directly or indirectly, any information regarding the financial terms of this Agreement except to Employee's counsel, Employee's spouse, Employee's accountant, a prospective employer, financial institutions when needed to demonstrate Employee's personal financial condition, or to any court involved in any action brought by either party to enforce the terms of this Agreement or as otherwise required by law. Progressive shall not disclose the terms of this Agreement except as is necessary to fulfill its obligations hereunder or as is required by law.

7. The parties agree and acknowledge that this Agreement is not and shall not be construed to be an admission of any violation of any federal, state, or local law, regulation or of any duty owed by either party to the other and that the execution of this Agreement is a voluntary act to provide conclusion to Employee's employment relationship with Progressive.

8. Progressive represents and warrants that it is not presently aware of any facts which would give rise to a claim against Employee.

9. Employee agrees that Employee will maintain the confidentiality of confidential information which Employee has received by virtue of Employee's employment with Progressive and will refrain from using such information or disclosing it to anyone other than Progressive or its employees or Employee's counsel. For purposes of this Agreement, confidential information is information which Progressive endeavors to keep confidential, including, without limitation, Progressive's investment strategies and objectives, rate schedules, underwriting information, the terms of contracts and policies, marketing plans, program designs, trade secrets, proprietary information, and any such information provided by a third party to Progressive in confidence.

         Progressive shall make best efforts to ensure that no person acting for or on its behalf shall directly or indirectly disclose to any person any fact, allegation, or contention regarding Employee's employment, performance, termination of employment or the reasons therefore, or any other information acquired by Progressive in connection with Employee's employment, or release any publicity or make any public statement with respect thereto except in the form of a mutually agreed upon press release or as may be required by law.

10. Employee has read and understands all of the terms of this Agreement. Employee signs this Agreement in exchange for the consideration to be given to Employee. Neither Progressive nor its agents, representatives, or employees have made any representations to Employee concerning the terms or effects of this Agreement other than those contained in the Agreement.

11. The terms of this Separation Agreement and General Release are separate and independent and should any of them be declared invalid or unenforceable by any court, the remaining provisions and terms of this Agreement shall remain in full force and effect.






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12.      This Agreement shall be governed and interpreted in accordance with the laws of the State of New York.

         EMPLOYEE HAS READ AND UNDERSTANDS ALL OF THE TERMS OF THIS AGREEMENT AND EMPLOYEE HAS BEEN ENCOURAGED TO CONSULT WITH AN ATTORNEY. EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS BEEN GIVEN A PERIOD OF TWENTY-ONE (21) DAYS TO REVIEW THIS AGREEMENT WITH AN ATTORNEY AND CONSIDER ITS EFFECT, INCLUDING EMPLOYEE'S RELEASE OF RIGHTS AND SEPARATION. EMPLOYEE ALSO ACKNOWLEDGES THAT EMPLOYEE HAS SEVEN (7) DAYS FOLLOWING EXECUTION OF THIS AGREEMENT TO REVOKE THIS AGREEMENT FOR ANY REASON AND IS HEREBY ADVISED THAT THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE EXPIRATION OF THE SEVEN (7) DAY REVOCATION PERIOD.

         IN WITNESS WHEREOF, the parties have executed this Agreement this 28th day of April, 1995.



                                /s/ Michael Murr
                                ------------------------------------------------
                                MICHAEL MURR

                                /s/ Claire Jones
                                ------------------------------------------------
                                Witness



                                PROGRESSIVE CASUALTY INSURANCE COMPANY

                                By: /s/ David M. Schneider
                                    --------------------------------------------

                                Title: Secretary
                                       -----------------------------------------
                                /s/ Cynthia E. Barth
                                ------------------------------------------------
                                Witness